UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

VERIFYME, INC.

(Exact name of registrant as specified in charter)

Nevada	0-31927	23-3023677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12 West 21st Street, 8th Floor

New York, New York 10010

(Address of Principal Executive Offices)

(212) 994-7002

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 29, 2016, VerifyMe, Inc., a Nevada corporation (the “Company”), entered into separate Securities Purchase Agreements (collectively, the “Purchase Agreement”) with certain accredited investors (collectively, the “Investors”) for the private placement (the “Offering”) of 500,000 shares of the Company’s 0% Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), at a purchase price of $0.40 per share with gross proceeds to the Company of $200,000. In connection with the sale of the Series C Preferred Stock, the Company issued the Investors warrants (“Warrants”) to purchase 500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.40 per share (the “Warrant Shares”). Each share of Series C Preferred Stock is convertible into one share of Common Stock (the “Conversion Shares”), subject to adjustment.

No brokerage or finder’s fees or commissions are payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Offering.

At the closing of the Offering, the Company entered into a Registration Rights Agreement with each of the Investors (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the Conversion Shares, as well as the shares of Common Stock that are issuable upon exercise of the Warrants (the “Warrant Shares”).

The following is a brief summary of the Purchase Agreement, the Registration Rights Agreement, and the Warrants, which are qualified in their entirety by reference to the full text of such documents.

Purchase Agreement

The Purchase Agreement contains representations and warranties by the Company and the Investors and covenants of the Company and the Investors (including indemnification from the Company in the event of breaches of its representations and warranties), which the Company believes are customary for transactions of this type. The Purchase Agreement provides for certain restrictive covenants, including the restriction on the Company to issue any securities for a period of sixty days from the date of the Purchase Agreement. Additionally, pursuant to the Purchase Agreement, during the Protection Period (as such term is defined in the Purchase Agreement), the Company is prohibited from entering into any variable rate transaction. Additionally, provided the Protection Period has not expired, for the period beginning on the date that the Company’s securities are listed on a national securities exchange and until the expiration of the Protection Period, the Company is prohibited from issuing any securities or incurring any financing debt, subject to certain exceptions.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a registration statement (the “Registration Statement”) with the SEC under the Securities Act of 1933, as amended, covering the resale of the Conversion Shares and the Warrant Shares (collectively, the “Registrable Securities”). The Company will be required to file such Registration Statement within 45 calendar days following the closing date of the Offering (the “Filing Deadline”). The Company will be required to use its best efforts to have the Registration Statement declared effective as soon as practicable, but in no event later than 60 days from the closing of the Offering (or, in the event of a “full review” by the SEC, 120 days) (the “Effectiveness Deadline”). Pursuant to the Registration Rights Agreement, the Company will incur certain liquidated damages upon the occurrence of certain events, including if: (i) the Registration Statement is not filed with the SEC on or prior to the Filing Deadline; (ii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), within five trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review; (iii) prior to the effective date of the Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within eighteen (18) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, (iv) the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Deadline, and (v) after the effective date of the Registration Statement and prior to the expiration of the Effectiveness Period, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the holders of the Registrable Securities are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive trading days or more than an aggregate of twenty (20) trading days (which need not be consecutive trading days) during any 12-month period (each such failure is referred to herein as an “Event”).

On each date that an Event occurs and on each monthly anniversary of such date, the Company shall pay to each holder of Registrable Securities an amount in cash equal to 1.0% multiplied by the aggregate subscription amount paid by such holder of Registrable Securities, up to a maximum of 6.0%. If the Company fails to pay such amount when due, the Company will pay interest thereon at a rate of 18% per annum.

The Registration Rights Agreement also contains mutual indemnifications by the Company and each Investor, which the Company believes are customary for transactions of this type.

Warrants

The Warrants are exercisable, in full or in part, at any time prior to the third anniversary of their issuance, at an exercise price of $0.40 per share. The Warrants provide for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to future corporate events or otherwise, including, for a proscribed period of time, upon the issuance of securities at a price per share that is less than the exercise price of the Warrants then in effect. In the case of certain fundamental transactions affecting the Company, the holders of Warrants, upon exercise of such Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of the Common Stock, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the Warrants been exercised immediately prior to such fundamental transaction. The Warrants contain a “cashless exercise” feature that allows the holders to exercise the warrants without a cash payment to the Company upon the terms set forth in the Warrants.

The foregoing description of the terms and conditions of the Purchase Agreement, the Registration Rights Agreement, and the Warrants is only a summary and is qualified in its entirety by the full text of the Purchase Agreement, the Registration Rights Agreement, and the Warrants, forms of which were filed as Exhibits 10.1, 10.2, and 4.1, respectively, to the Current Report on Form 8-K filed with the SEC on February 10, 2016 and are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated herein by reference.

The Company offered and sold its securities to “accredited investors” (as defined by Rule 501 under the Securities Act) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 thereunder and corresponding provisions of state securities laws. The Purchase Agreement contains representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors did not acquire the securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are accredited investors. The Company relied upon the representations made by the Investors pursuant to the Purchase Agreement in determining that such exemptions were available.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 29, 2016, the board of directors (the “Board”) of the Company appointed Michael Madon to the Board effective immediately for a term expiring at the Company’s next annual meeting of stockholders.

In connection with his appointment to the Board, Mr. Madon will serve as the Chairman of the Board. As of the date of this disclosure, the Company has not yet determined the committees to which Mr. Madon will be appointed.

In connection with his appointment, Mr. Madon was granted a stock option to purchase 100,000 shares of Common Stock at an exercise price of $0.60 per share under the Company’s 2013 Comprehensive Incentive Compensation Plan, a description of which is included in the Company’s Form 10-K for its fiscal year ended December 31, 2015, filed with the SEC on April 16, 2015. The stock option is subject to a vesting schedule whereby the right to exercise the option with respect to 50,000 shares of Common Stock vested immediately upon appointment and the right to exercise the option with respect to the remaining 50,000 shares of Common Stock will vest on the one-year anniversary of his appointment.

There are no arrangements or understandings between Mr. Madon and any other person pursuant to which he was selected a director of the Company, nor are there any family relationships between Mr. Madon and any of the Company’s directors or executive officers. There are no transactions between Mr. Madon and the Company that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

Item 7.01.	Regulation FD Disclosure.

On March 1, 2016, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Madon to the Board. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2016

VERIFYME, INC.

By:	/s/ Paul Donfried
Paul Donfried
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant for Purchase of Common Stock (filed as an Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2016 and incorporated herein by reference)

10.1	Form of Securities Purchase Agreement by and between the Company and each of the Investors (filed as an Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2016 and incorporated herein by reference)

10.2	Form of Registration of Rights Agreement by and between the Company and each of the Investors (filed as an Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2016 and incorporated herein by reference)

99.1	Press Release dated March 1, 2016